Exhibit 3.138

State of Delaware
Office of the Secretary of State

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “SNAPPLE DISTRIBUTION CORP.” FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JUNE, A.D. 1993, AT 9 O’CLOCK A.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.
* * * * * * * * * *

/s/ William T. Quillen

William T. Quillen. Secretary of State
	AUTHENTICATION:	*3953447
713176003	DATE:	06/25/1993

CERTIFICATE OF INCORPORATION
OF
SNAPPLE DISTRIBUTION CORP.
A Delaware Corporation
     FIRST: The name of this corporation shall be:
SNAPPLE DISTRIBUTION CORP.
     SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.
     THIRD: The purpose or purposes of the corporation shall be:
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:
     3,000 shares of common stock with a par value of $.01 per share.
     FIFTH: The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS
Steven M. Peck	c/o Hutchins, Wheeler & Dittmar 101 Federal Street Boston, MA 02110
     The name and mailing address of the person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

NAME	MAILING ADDRESS
C. Hunter Boll	c/o Thomas H. Lee Company 75 State Street Boston, MA 02109

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:
A.
The board of directors of the corporation is expressly authorized to adopt, amend, or repeal the by-laws of the corporation.
B.
Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
C.
The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.
     SEVENTH: The corporation hereby elects in this original certificate of incorporation not to be governed by Section 203 of the General Corporation Law of Delaware.
     EIGHTH: Except as stated in Article Tenth of this certificate of incorporation, the corporation reserves the right to amend or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.
     NINTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, the undersigned, being the incorporates hereinbefore named, has executed, signed, and acknowledged this certificate of incorporation this 25th day of June, 1993.

/s/ Steven M. Peck
Steven M. Peck, Incorporator

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